EXHIBIT 99.1
Contact:
Express-1 Expedited Solutions, Inc.
Jeff Curry
269-695-4955
Jeff.Curry@express-1.com
EXPRESS-1 EXPEDITED SOLUTIONS (AMEX:XPO) CONTINUES DRIVING
MOMENTUM FOR EIGHTH CONSECUTIVE QUARTER
“REVENUES UP 23%”
BUCHANAN, Mich. — November 8, 2007 — Express-1 Expedited Solutions, Inc. today reported its earnings for the third quarter, ended September 30, 2007.
Express-1, one of the nation’s top providers of ground expedited services for the automotive, manufacturing, logistics, service, and other industries, reported a 23.1% increase in revenue in the third quarter of 2007. Revenues increased to $13.4 million compared to $10.9 million in the third quarter of 2006. The Company continues to grow at a rapid pace, even in the face of a weakened transportation market.
During the same period, income from operations (income before income tax provision) decreased by 11.8% to $798,000 versus $905,000 for the same period in 2006. Net income was $499,000 or $0.02 per diluted share for the third quarter of 2007 compared to $905,000 or $0.03 per diluted share for the third quarter of 2006. Most of the decline is related to the recording of a provision for current taxes during the 2007 period. The Company did not record a current provision for taxes during the third quarter of 2006, and estimates its net operating loss carry-forwards (NOL’s) have been reduced to approximately $5.5 million as of September 30, 2007. At the start of 2007, the Company had net operating loss carry forwards of approximately $8.3 million, which are reduced by current taxable earnings. The Company does not anticipate paying a significant amount of cash for income taxes until its net operating losses are exhausted.
“Express-1 continues to build on its success, and now has completed eight consecutive quarters of strong top-line growth. We continue to gain market share as reflected by our increases in revenue, and remain focused on our earnings. Our fleet of value providers (“VP’s”) as we call them, has steadily increased and we are focused on giving them more miles and enhancing their quality of life,” said Michael Welch, the Company’s Chief Executive Officer. Jeff Curry, President of the Company’s primary operating segment, Express-1, Inc. commented, “Within Express-1 we increased revenues by gaining market share in the face of significant rate pressures. While our margin percentages reflected this rate pressure, our overall gross margin improved due to our growth efforts. We are focused on cost containment and successfully reduced our SG&A as a percentage of revenues, within Express-1, Inc. Our average fleet of VP’s increased by 46% during the period.” Mr. Welch added further, “At the same time, our Evansville segment showed a slight increase in revenue, and most importantly was awarded the rates and assurances we needed to deliver the results we wanted from that location. We remain focused on pushing our momentum as we close out 2007 and plan for 2008.”

Chief Financial Officer Mark Patterson said, “The Company continues to demonstrate the operating leverage we’ve spoken of in the past. Our SG&A declined by a full percentage over the prior year. In the face of a soft transportation economy, it will remain important for us to continue to expand our revenue base and control our back office cost. We’re committed to this model, and believe it gives us more strength and flexibility in periods of weakened demand. We’re pleased with these results and proud of the commitment from our team.”
Outlook
“Looking towards the end of 2007, we continue to be focused on adding to our fleet capacity and on further developing of our customer base. These are two of the primary keys of our successful organic growth,” Welch said. “With rate compression like we saw at the start of the third quarter, fleet growth and market expansion are critical to continuing to expand gross margin dollars. Our business model has proven itself over many years and in all types of economic climate. We remain on target to deliver the results we committed to deliver at the start of 2007. By remaining focused on our model and our goals, we should be able to continue growing our company and our profits.”
Conference Call/Webcast Information
Management will conduct a conference call November 8th at 11:00 a.m. Eastern to discuss the Company’s third quarter financial results. Those interested in accessing a live or archived Webcast of the call should visit the Company’s Website at www.express-1.com. Those wishing to take part in the live teleconference call can dial 201-689-8031 (International) or 877-407-8031. A playback will be available through midnight on November 15, 2007. To listen to the playback, please call 877-660-6853. Use account number 286 and conference ID number 258506.
About Express-1 Expedited Solutions, Inc.
Offering same-day, time — sensitive, and dedicated transportation to more than 1500 customers, Express-1 is one of the largest ground expedite companies in the country. The company’s premium transportation service is provided through its 24/7 operations center, by experienced inside sales staff using the latest in vehicle tracking and dispatch software. Express-1 services customers in the 48 states and portions of Canada and Mexico. Express-1 utilizes an asset light operating model working with independent contractors that live throughout the Country. Express-1 Expedited Solutions, Inc. is publicly traded on the American Stock Exchange under the symbol XPO. For more information about the Company, visit www.express-1.com.
Forward-Looking Statements
This press release contains forward-looking statements that may be subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. These forward-looking statements, which may include statements regarding our future financial performance or results of operations, including expected revenue growth, cash flow growth, future expenses, future operating margins and other future or expected performance, are subject to the following risks: that our recent reorganization fails to result in projected operating efficiencies; the acquisition of businesses or the launch of new lines of business, which could increase operating expenses and dilute operating margins; increased competition, which could lead to negative pressure on our pricing and the need for increased marketing; the inability to maintain, establish or renew relationships with customers, whether due to competition or other factors; the inability to comply with regulatory requirements governing our business operations; and to the general risks associated with our businesses.
In addition to the risks and uncertainties discussed above you can find additional information concerning risks and uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements in the reports that we have filed with the Securities and Exchange Commission. The forward-looking statements contained in this press release represent our judgment as of the date of this release and you should not unduly rely on such statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in the filing may not occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Express-1 Expedited Solutions, Inc.
Consolidated Balance Sheets
(Unaudited)

	September 30,	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$108,000	$79,000
Accounts receivable, net of allowances of $63,000 and $77,000, respectively	6,251,000	5,354,000
Prepaid expenses	207,000	265,000
Other current assets	266,000	181,000
Deferred tax asset, current	1,069,000	1,069,000

Total current assets	7,901,000	6,948,000

Property and equipment, net of $1,667,000 and $1,410,000 in accumulated depreciation, respectively	2,398,000	2,488,000

Goodwill	5,527,000	5,527,000
Identified intangible assets, net of $1,221,000 and $1,004,000 in accumulated amortization, respectively	4,008,000	4,225,000
Loans and advances	119,000	143,000
Deferred tax asset, long term	1,035,000	2,069,000
Other long term assets	459,000	209,000

	$21,447,000	$21,609,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$714,000	$1,034,000
Accrued salaries and wages	639,000	724,000
Accrued acquisition earnouts	0	1,960,000
Accrued expenses, other	1,532,000	740,000
Current maturities of long term debt	113,000	117,000
Other current liabilities	197,000	295,000

Total current liabilities	3,195,000	4,870,000

Line of credit	103,000	1,159,000
Notes payable and capital leases, net of current maturities	10,000	127,000
Other long-term liabilities	543,000	115,000

Total long-term liabilities	656,000	1,401,000

Stockholders’ equity:
Preferred stock, $.001 par value; 10,000,000 shares no shares issued or outstanding	—	—

Common stock, $.001 par value; 100,000,000 shares authorized; 26,918,768 and 26,516,037 shares issued and 26,738,768 and 26,336,037 shares outstanding	27,000	27,000

Additional paid-in capital	21,003,000	20,459,000
Accumulated deficit	(3,327,000)	(5,041,000)
Treasury stock, at cost, 180,000 shares held	(107,000)	(107,000)

Total stockholders’ equity	17,596,000	15,338,000

	$21,447,000	$21,609,000

Express-1 Expedited Solutions, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2007	2006	2007	2006
Revenues
Operating revenue	$13,359,000	$10,851,000	$38,694,000	$31,526,000

Expenses
Direct expenses	10,310,000	8,005,000	29,111,000	23,391,000

Gross margin	3,049,000	2,846,000	9,583,000	8,135,000

Sales, general and administrative expense	2,271,000	1,861,000	6,763,000	5,505,000
Other expense	(33,000)	26,000	1,000	158,000
Interest Expense	13,000	54,000	71,000	162,000

Income before income tax provision	798,000	905,000	2,748,000	2,310,000

Income tax provision	299,000	—	1,034,000	—

Net income	$499,000	$905,000	$1,714,000	$2,310,000

Earnings per common share
Basic income per common share	0.02	0.03	0.06	0.09
Diluted income per common share	0.02	0.03	0.06	0.09

Weighted average common shares outstanding
Basic weighted average common shares outstanding	26,737,547	26,285,241	26,629,119	26,285,104
Diluted weighted average common shares outstanding	27,321,640	26,714,541	27,349,458	26,441,175
Included within the expenses above are depreciation and amortization of $198,000 and $236,000 for the three months ended September 30, 2007 and 2006, respectively; and $649,000 and $749,000 for the nine months ended September 30, 2007 and 2006, respectively.

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